Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-265823, 333-235852, 333-244407, 333-217300, 333-223558, 333-229963, 333-255125, 333-271036, 333-278647, 333-284769, and 333-290610) on Form S-8 and (Nos. 333-274257, 333-283814, and 333-286226) on Form S-3 of our report dated March 31, 2026, with respect to the consolidated financial statements of Forte Biosciences, Inc. and subsidiaries.

/s/ KPMG LLP

San Diego, California
March 31, 2026